As filed with the Securities and Exchange Commission on February 21, 2013
Registration No. 333 - 186399

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	95-3927330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3990-B Heritage Oak Court
Simi Valley, CA 93063
(805) 583-7744
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence D. Firestone
President and Chief Executive Officer
Qualstar Corporation
3990-B Heritage Oak Court
Simi Valley, CA 93063
(805) 583-7744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert E. Rich, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective until all of the shares registered hereunder are sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (no par value)(3)	530,000	$1.48	$784,400	$107.00
(1)
Pursuant to Rule 416 under the Securities Act of 1933 the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on January 29, 2013, which was $1.48 per share.

(3)
Each share of the registrant’s common stock being registered hereunder includes one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 21, 2013

PROSPECTUS

530,000 Shares of Common Stock
Offered by Selling Shareholders

This prospectus relates to the offer and sale from time to time of up to 530,000 shares of our common stock, no par value, by the shareholders listed in this prospectus in the section entitled “Selling Shareholders.” We are registering the shares as required by a Registration Rights Agreement dated January 29, 2013, which we entered into with the selling shareholders. However, the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholders. We are not selling any common stock and will not receive any of the proceeds from the sale of shares under this prospectus.

The selling shareholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 10. We have agreed to bear the expenses in connection with the registration and sale of the common stock offered by the selling shareholders. However, we will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on The NASDAQ Global Market under the symbol “QBAK.” On February 20, 2013, the last reported sale price for our common stock was $1.65 per share.

Investing in our common stock is subject to numerous risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a shelf registration process. Under the shelf registration process, the selling shareholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock by purchasing shares in this offering. You should also read and consider the information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to give or provide any information different from the information that is contained or incorporated by reference into this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or by any accompanying prospectus supplement and, if given, such information must not be relied upon as having been made or authorized by us. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or of any such prospectus supplement.

This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

FORWARD LOOKING INFORMATION

In addition to historical information, this prospectus and the documents incorporated by reference into this prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results or financial performance in the future to differ materially from the results or financial performance that may be expressed, predicted or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others, those set forth under the caption “Risk Factors” beginning on Page 3 in this prospectus. In some cases, you can identify forward-looking statements by words like “may,” “will,” “should,” “could,” “believes,” “intends,” “expects,” “anticipates,” “plans,” “estimates,” “predicts,” “potential,” “project” and “continue” and similar expressions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the respective dates on which such statements were made and are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. We expressly disclaim any intent or obligation to update any of such forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Global Market.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus before making an investment decision.

Qualstar Corporation

Qualstar Corporation is a leading provider of high efficiency and high density power supplies marketed under the N2Power brand, and of data storage systems marketed under the Qualstar brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data.

Our principal executive offices are located at 3990-B Heritage Oak Court, Simi Valley, CA 93063, where our telephone number is (805) 583-7744. We maintain a web site at www.qualstar.com. The reference to our web site address does not constitute incorporation by reference into this prospectus of the information contained on, or accessible through that web site. Qualstar Corporation shall sometimes be referred to in this prospectus as “Qualstar,” the “Company” or as “we,” “us” or “our.”

The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to us, included in our filings with the SEC that are incorporated into this document by reference.

Common stock to be offered by the selling shareholders	530,000 shares

Use of proceeds	All of the proceeds from sales of common stock covered by this prospectus will be received by the selling shareholders and we will not receive any of those proceeds.

NASDAQ Global Market Symbol	QBAK

Risk Factors
See “Risk Factors” and other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before purchasing common stock being offered hereby.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below. You should carefully consider these risks, along with information provided elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus, before investing in our common stock. Those risks, as well as other risks that we currently consider to be immaterial or which are not known to or are not predictable by us, could have a material adverse effect on our business or future financial condition, operating results and cash flows and could cause our actual results to vary materially from recent results or from our anticipated future results. We believe that the most significant potential risk factors that could adversely impact us are the following:

Risks Related to Our Business

We are transitioning the manufacturing of our tape library products to a third-party manufacturer.  If we experience problems or delays in this process, our business and reputation could suffer.

Commencing in January 2013, CTS Electronics Manufacturing Solutions, Inc. will provide turn-key manufacturing services to Qualstar for our RLS and XLS tape library products and related assemblies, and will also provide procurement services and ongoing inventory management.  CTS, a global provider of electronic manufacturing services, will provide these services at its Moorpark, California facility.  Previously, we have manufactured all of our tape library products in our own facility. If manufacturing services provided by CTS are interrupted or not performed or the performance is poor, this could result in our inability to meet customer demand, damage our reputation and customer relationships and adversely affect our business. If we experience problems with product quality or are unable to secure sufficient capacity from CTS, or if we for other reasons cease utilizing CTS, we may be unable to resume manufacturing ourselves or secure an alternative third-party manufacturing supplier in a short time frame. We could experience significant delays in the shipment of our tape library products if we are required to find an alternative third-party manufacturing supplier, which could have a material adverse effect on our business.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition and rapid technological change. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsellable inventory that may need to be written off and therefore could reduce our profitability. Similarly, price erosion can reduce our profitability by decreasing our revenues and our gross margins.

Our long-term operating results depend substantially upon our ability to continually develop, introduce, and market new and innovative products, to modify existing products, to respond to technological change, and to customize certain products to meet customer requirements. There are numerous risks inherent in this process, including the risks that we will be unable to anticipate the direction of technological change or that we will be unable to develop and market new products and applications in a timely fashion to satisfy customer demands, which could result in a decrease in our net sales and a loss of market share to our competitors. Historically, we have had write-offs of excess and obsolete inventory which negatively impacted our results of operations. In the future, excess or obsolete inventory may need to be written off, and this in turn could reduce our profitability.

Changes in demand or downturns in the markets we serve could affect our business and profitability.

The industries into which we market and sell our products are cyclical and may experience downturns. These industries also experience volatility, and future volatility as well as downturns, or any failure of these industries to recover from downturns, could materially harm our business and profitability. Likewise, if we have difficulty managing growth in this business, it could materially and adversely affect us. In addition, our business and financial position may be adversely affected by current and future economic conditions that cause a decline in business and consumer spending in the markets served by our or our customer's products.

We rely on tape technology for a significant portion of our revenues. Our profitability may be impaired if demand for storage solutions using tape technology declines or fails to develop as we expect.

We will continue to be subject to the risk of a decrease in revenues if demand for tape-based storage products declines or if rising prices make it more difficult to sell them. If products incorporating other technologies gain comparable or superior market acceptance and competitive price advantage, our business, financial condition and operating results could be adversely and materially affected unless we successfully develop and market products incorporating the new technology.

Our principal competitors devote greater financial resources to developing, marketing and selling their products. Consequently, we may be unable to maintain or increase our market share.

We face significant competition in developing and selling of our products. Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete. We have significantly fewer financial, technical, manufacturing, marketing and other resources than many of our competitors and these limited resources may impair the profitability of our business in many ways. For example, in the past our competitors have offered wider ranges of products, expanded the geographic scope of their markets, acquired other companies, and developed or acquired proprietary technologies that operate in conjunction with their products.

In the future, our competitors may leverage their greater resources to:

•	develop, manufacture and market products that are less expensive or technologically superior to ours;

•	reach a wider array of potential customers through a broader range of marketing and distribution channels;

•	respond more quickly to new or changing technologies, customer requirements and standards; or

•	reduce prices in order to preserve or gain market share.

We believe competitive pressures are likely to continue. We cannot guarantee that our resources will be sufficient to address this competition or that we will manage costs and adopt strategies capable of effectively utilizing our resources. If we are unable to respond to competitive pressures successfully, our prices and profit margins may fall and our market share may decrease.

Because we rely on indirect sales channels to market and sell our branded storage products, a loss of or deterioration in our relationship with one or more of our resellers or distributors, or our inability to establish new indirect sales channels to drive growth of our branded products could negatively affect our operating results.

We sell the majority of our branded storage products to value-added resellers (VARs), who in turn sell our products to end users. In some cases, resellers integrate our tape libraries with products of other manufacturers and sell the combined products to their own customers The success of these sales channels is hard to predict, particularly over time, and we have no purchase commitments or long-term orders from them that assure us of any baseline sales through these channels. Several of our resellers carry competing product lines that they may promote over our products, which may negatively impact our sales. A reseller might not continue to purchase our products or market them effectively, and each reseller determines the type and amount of our products that it will purchase from us and the pricing of the products that it sells to end user customers. Establishing new indirect sales channels is an important part of our strategy to drive growth of our branded revenue. Our operating results could be adversely affected by any number of factors including:

•	A change in competitive strategy that adversely affects a reseller’s willingness or ability to distribute our products;

•	Reaching fewer customers or losing sales due to ineffective marketing efforts of resellers;

•	Reduced margins and increased costs associated with reseller channel sales;

•	An inability to gain traction in developing new indirect sales channels for our branded products;

•	Any financial difficulties of such resellers that result in their inability to pay amounts owed to us; or

•	Changes in requirements or programs that allow our products to be sold by third parties to government customers.

We do not have any exclusive agreements with our VARs, who purchase our products on an individual purchase order basis. If we lose important value added resellers or if they reduce their focus on our products or if we are unable to obtain additional value added resellers, our business could be negatively affected.

If our suppliers fail to meet our component and manufacturing needs, it could delay our production and our product shipments to customers and negatively affect our operations.

Our products comprise many components and subassemblies produced by outside suppliers. We depend greatly on these suppliers for items that are essential to the manufacture of our products, including tape drives, printed circuit boards and integrated circuits. For certain items, we qualify only a single source, which magnifies the risk of shortages and decreases our ability to negotiate with that supplier on the basis of price. From time to time, we have been unable to obtain sufficient components as we have needed due to shortages or quality issues from some of our suppliers. If our suppliers fail to meet our manufacturing needs, it would delay our production and our product shipments to customers and negatively affect our operations.

We also rely on software vendors to develop and support software needed for operation of our automated tape library products and their integration into the user’s computing environment. Accordingly, the continued development and future growth of the market for our tape library products will depend partly upon the ability of these vendors to meet the overall data storage and management needs of tape library purchasers and our ability to maintain relationships with these firms.

The primary suppliers of our N2Power power supplies are located in China. If a manufacturer should be unable to deliver products to us on a timely basis or at all, our power supply business could be adversely affected. Though we have many years of favorable experience with these suppliers, there can be no assurance that circumstances might not change and compel one or both of these suppliers to curtail or terminate deliveries to us. Moreover, the use of contract manufacturers to provide our power supplies typically requires that we place production orders several months in anticipation of our expected need for the products. This in turn leads to risks that we may lack sufficient inventory to sell to our customers where our expectations were conservative, or that we may order excess product inventory where our expectations were optimistic. We have in the past, experienced shortages of some parts needed to manufacture our power supplies.

If we fail to develop and introduce new products on a timely and cost-effective basis, or if our products do not contain the features required by the marketplace, we may eventually lose market share and sales to competitors.

The market for our products is characterized by changing technology and evolving industry standards. Our future results will depend on our ability to anticipate changes in technology, to develop new and enhanced products on a timely and cost-effective basis, and to introduce, manufacture and achieve market acceptance of these new and enhanced products. With respect to our tape library products in particular, the introduction of new storage technologies or the adoption of an industry standard different from our current product standards could render our existing products obsolete.

Development schedules for high technology products are inherently subject to uncertainty and there can be no assurance we will be able to meet our product development schedules or that our development costs will be within budgeted amounts. If the products or product enhancements developed are not deliverable due to technical problems, quality issues or component shortages, or if such products or product enhancements are not accepted by the marketplace or are unreliable, then our business, financial condition and results of operations may be adversely affected.

If we fail to protect our intellectual property or if others use our proprietary technology without authorization, our competitive position may suffer.

We rely on copyright protection of our software, firmware and electronic circuits, as well as patent protection for some of our products and product features. We also rely on a combination of trademark, trade secret, and other intellectual property laws and various contract rights to protect our proprietary rights. Despite our efforts to protect our proprietary rights, however, unauthorized parties may attempt to copy or otherwise obtain or use our products or technology. As a consequence, these rights may not preclude competitors from developing products that are substantially equivalent or superior to our products. In addition, many aspects of our products are not subject to intellectual property protection and therefore can be reproduced by others.

Undetected manufacturing flaws could increase our costs, reduce our revenues and divert resources from our core business needs.

Despite our efforts to revise and update our manufacturing and test processes to address engineering and component changes, we may not be able to control and eliminate manufacturing flaws adequately. These flaws may include undetected software or hardware defects associated with a newly introduced product, a new version of an existing product, or a product that has been integrated into a system or apparatus with the products of other vendors. If we fail to adequately monitor, develop and implement appropriate test and manufacturing processes we could experience a rate of product failure that results in substantial shipment delays, warranty costs or damage to our reputation. Product flaws may also consume our limited engineering resources and interrupt our development efforts. Significant product failures would increase our costs and result in the loss of future sales and be harmful to our business.

Much of our business is subject to risks associated with operations in foreign countries.

We generate a significant percentage of our revenue internationally, and we believe that international sales will continue to represent a substantial portion of our revenues. In addition, our manufacturing of power supply products is performed by contract manufacturers in Asia. We face risks that the countries in which we conduct business, or in which we have customers, suppliers, or contract manufacturers could:

•	Experience financial, economic or political instability;

•	Adopt laws that make the enforcement of our contractual or other legal rights and remedies difficult or uncertain;

•	Provide inadequate intellectual property protection for our technology;

•	Impose restrictions on the export or import of technology that would affect our ability to obtain supplies from, or sell products into, such countries;

•	Impose tariffs, quotas, taxes, other market barriers; or

•	Impose other laws, regulations or policies adversely affecting trade, investment or taxes, including those relating to the repatriation of funds and to withholding taxes.

Other risks and costs associated with international operations include:

•	Currency exchange risk, to the extent that exchange rate fluctuations could make our products unaffordable to foreign purchasers or more expensive compared to those of foreign manufacturers;

•	Compliance with laws and regulations in various regions in which we operate;

•	Greater difficulty and longer delays in collecting accounts receivable from international customers;

•	Increased risk of shipping disruptions particularly in foreign countries experiencing political instability.

Our success depends on our ability to retain our senior management and to attract and retain key personnel.

Turnover in key management positions could temporarily harm our financial performance and results of operations. If we lose certain members of our senior management, our operations may be disrupted and our operating results could be adversely affected. In addition, our capacity to develop and implement new technologies depends on our ability to employ personnel with highly technical skills. If we cannot attract and retain key technical personnel, our technical expertise may suffer, and our operating results could be adversely affected. In addition, it could be difficult, time consuming and expensive to replace any key management member or other critical personnel and no guarantee exists that we will be able to recruit suitable replacements or assimilate new key management personnel into our organization to achieve our operating objectives.

Intellectual property infringement claims brought against us could result in substantial liability and significant costs, and, as a result, our business, financial condition and operating results may be materially and adversely affected.

From time to time, we may become subject to claims or inquiries regarding an alleged unauthorized use by us of another party’s intellectual property, such as our current litigation with Overland Storage described in Item 3 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012. While we currently believe the amount of ultimate liability, if any, with respect to any such actions will not materially affect our financial position, results of operations or liquidity, the ultimate outcome of any license discussion or litigation is uncertain. Adverse resolution of any infringement claim could subject us to substantial liabilities and require us to refrain from manufacturing and selling certain products. In addition, the costs incurred in intellectual property litigation can be substantial, regardless of the outcome. As a result, our business, financial condition and operating results could be materially and adversely affected.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may in turn affect our stock price.

Our quarterly revenues and operating results have fluctuated in the past, and are likely to vary in the future due to the various factors discussed above and others, including:

•	General economic conditions affecting spending and the rates of growth or decline in the markets we serve;

•	Variations in product order backlogs, and reductions in the size, delays in the timing, or cancellation of significant customer orders;

•	The timing of introductions and marketplace acceptance of new or enhanced products by us or our competitors;

•	Expansions or reductions in our relationships with distributors, value added reseller or original equipment manufacturer customers;

•	Unprofitable investments in research and development activities, or sales evaluation, testing, and acceptance processes;

•	Unforeseen warranty costs that exceed established reserves;

•	Timing and levels of our operating expenses; or

•	Emerging new technologies that change the nature of or need for our products.

We believe that period-to-period comparisons of our operating results may not necessarily be reliable indicators of our future performance. It is likely that in some future period our operating results will not meet your expectations or those of public market analysts. Any unanticipated change in revenues or operating results is likely to cause our stock price to fluctuate since such changes reflect new information available to investors and analysts. New information may cause investors and analysts to revalue our stock and this, in the aggregate, may cause fluctuations in our stock price.

Future proxy contests could be disruptive and costly and the possibility that activist shareholders may wage proxy contests or gain representation on or control of our board of directors could cause uncertainty about the direction of our business.

Shareholders of the Company may from time to time engage in proxy solicitations, advance shareholder proposals or otherwise attempt to effect changes or acquire control over the Company. Campaigns by shareholders to effect changes at publicly-traded companies are sometimes led by investors seeking to increase short-term shareholder value by advocating corporate actions such as financial restructuring, increased borrowing, special dividends, stock repurchases or even sales of assets or the entire company.

We recently received a notice from BKF Capital Group, Inc., an entity controlled by Steven N. Bronson (“BKF Capital”) that indicates BKF Capital Group’s intention to nominate six candidates for election to our board of directors at our 2013 annual meeting of shareholders. In 2012, BKF Capital and its controlling shareholder, Mr. Bronson, engaged in an unsuccessful proxy contest to remove all the members of our board of directors at a special meeting of shareholders and replace such members with their own nominees. If a proxy contest involving BKF Capital ensues, or if we become engaged in a proxy contest with another activist shareholder in the future, our business could be adversely affected because:

•
responding to proxy contests and other actions by activist shareholders can disrupt our operations, be costly and time-consuming, and divert the attention of our board of directors and senior management from the pursuit of business strategies, which could adversely affect the Company's results of operations and financial condition;

•
perceived uncertainties as to our future direction as a result of changes to composition of our board of directors may lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and

•
if individuals are elected to our board of directors with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our shareholders.

Risks Related to the Purchase of Shares in this Offering

Trading in our stock has historically been limited and our stock price has been volatile, which may affect your ability to sell your shares.

The average trading volume in our stock has been historically low, with little or no trading at all on some days. This, as well as the factors listed below, has caused the price of our stock to be volatile. Consequently, it may be difficult to sell your shares of our stock at the price you paid for them or at a price equal to that quoted on the NASDAQ Stock Market. Factors that may cause our stock price to fluctuate in the future include:

•	Quarterly variations in operating results, especially if they differ from our previously announced forecasts or forecasts made by analysts;

•	Changes in our dividend payment policy;

•	Announcements by us of anticipated future revenues or operating results, or by others concerning us, our competitors, our customers, or our industry;

•	The introduction of new technology or products by us or our competitors;

•	Comments about us and the data storage market made by industry analysts or on Internet comment sites;

•	Changes in earnings estimates by analysts or changes in accounting policies; in product pricing policies by us or our competitors; or in general economic conditions.

In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

Our shareholder rights plan and certain provisions in our charter documents and California law may hinder or prevent a change in control of our company.

Certain provisions of our charter documents could make it difficult for a third party to obtain control of the Company. For example, our articles of incorporation and bylaws require that shareholders must timely inform our corporate secretary before a shareholders' meeting if they wish to nominate directors or submit proposals for shareholder approval, and contain provisions that eliminate cumulative voting in the election of directors. In addition, subject to the rules of the NASDAQ Stock Market, our board of directors has the authority, without any action by the shareholders, to issue up to 5,000,000 shares of preferred stock and to fix the rights and preferences of such shares. These provisions may have the effect of delaying, deferring or preventing a change in control, may discourage bids for our common stock at a premium over its market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

We have also adopted a rights agreement under which certain shareholders will have the right to purchase shares of a new series of preferred stock, at an exercise price of $3.00 per one one-hundredth of a share, if, among other things, a person or group acquires 10% or more of the Company’s common stock in a transaction, including the open market purchase of shares, not approved by the Company's board of directors.  The rights plan is intended to protect the Company and its shareholders from efforts to obtain control of the Company that the board of directors determines are not in the best interests of the Company and its shareholders, and to enable all shareholders to realize the long-term value of their investment in the Company. The rights plan could make it more difficult for a person to acquire a majority of our outstanding common stock.  In addition, the existence of the rights plan itself may deter a potential acquiror from acquiring us. As a result, either by operation of the rights plan or by its potential deterrent effect, mergers and acquisitions of us that our shareholders may consider in their best interests may not occur.

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will go to the selling shareholders who offer and sell their shares. We will not receive any of the proceeds from the sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

An aggregate of 530,000 shares of common stock are being registered in this offering for the account of the selling shareholders.  239,986 of the shares of common stock being offered and sold under this prospectus were sold by William J. Gervais and Rosemary Gervais to Kimberly Jean Sherertz, Executrix of the Estate of William Weldon Sherertz pursuant to a Sale Agreement, dated December 28, 2012 (the “Sherertz Sale Agreement”).  290,014 of the shares of common stock being offered and sold under this prospectus were sold by The Gervais Family Trust to Contra Capital LP pursuant to a Sale Agreement, dated December 28, 2012 (the “Contra Capital Sale Agreement” and together with the Sherertz Sale Agreement, the “Sale Agreements”).

The Company entered into a Registration Rights Agreement with the selling shareholders dated January 29, 2013 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission to register the sale or other disposition of the shares sold pursuant to the Sale Agreements, and to use our commercially reasonable efforts to keep the registration statement continuously effective until the earlier of (i) such time as all of the such shares registered hereunder have been sold by the selling shareholders or (ii) such time as all of such shares may be sold without restriction pursuant to Rule 144 under the Securities Act. We entered into the Registration Rights Agreement because we believed that providing the selling shareholders with the ability to freely resell their shares would facilitate an increase in the size of our public float and market liquidity of our common stock, which we believe will be beneficial to all of our shareholders.

The following table sets forth: (1) the name of each selling shareholder for whom we are registering shares of common stock; (2) the number of shares of our common stock beneficially owned by each selling shareholder prior to this offering, (3) the number of shares of our common stock being offered pursuant to this prospectus, and (4) the number of shares and, if one percent or more, the percentage of the total number of the outstanding shares of our common stock to be owned by each selling shareholder after this offering.

This table is prepared based on information supplied to us by the selling shareholders and reflects their beneficial ownership of our common stock as of December 31, 2012.  The number of shares in the column captioned “Number of Shares Being Offered” represents all of the shares of common stock that each selling shareholder may offer under this prospectus. Each selling shareholder may elect to sell some, all or none of its shares of common stock.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act. The percentage of shares beneficially owned after the offering is based on 12,253,117 shares of our common stock outstanding as of December 31, 2012.

Name of Selling Shareholder	Common Stock Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Common Stock Beneficially Owned After Offering(1)	Percentage of Common Stock Beneficially Owned After Offering(1)

Kimberly Jean Sherertz Executrix Estate of William Weldon Sherertz	239,986	(2)	239,986	0	0
Contra Capital LP	290,014	(3)	290,014	0	0

(1)	Assumes all shares offered hereby are sold by the selling shareholders.

(2)
Kimberly Jean Sherertz has the power to vote or direct the voting, and to dispose or direct the disposition, of all of our shares that are beneficially owned Kimberly Jean Sherertz Executrix Estate of William Weldon Sherertz.

(3)	Russell Sarachek has the power to vote or direct the voting, and to dispose or direct the disposition, of all of our shares that are beneficially owned Contra Capital LP.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California.  As of the date of this prospectus, Mr. Robert E. Rich, a shareholder in this firm, who has rendered, and will continue to render, legal services to us, owns shares of our common stock representing in the aggregate approximately one percent of the shares of our common stock outstanding.

EXPERTS

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance on the report of SingerLewak LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” into this prospectus certain of our publicly-filed documents, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the sale of all shares offered pursuant to this prospectus.

The following documents filed with the SEC (in each case, File No. 000-30083) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2012, filed with the SEC on September 21, 2012 (as amended by our Form 10-K/A filed with the SEC on October 29, 2012);

2.	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 13, 2012;

3.	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on February 14, 2013;

4.	Our Current Report on Form 8-K filed with SEC on September 24, 2012;

5.	Our Current Report on Form 8-K filed with the SEC on December 27, 2012;

6.	Our Current Report on Form 8-K filed with the SEC on January 14, 2013;

7.	Our Current Report on Form 8-K filed with the SEC on February 6, 2013;

8.
The description of our common stock which is contained in our registration statement on Form 8-A filed under the Exchange Act on March 23, 2000, including any amendment or report hereafter filed for the purpose of updating such description; and

9.
The description of our preferred share purchase rights which is contained in our registration statement on Form 8-A filed under the Exchange Act on February 6, 2013, including any amendment or report hereafter filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Corporate Secretary, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063, telephone: (805) 583-7744.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission with respect to the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement, or to documents incorporated by reference into this prospectus, for copies of the actual contract, agreement or other document.

We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. You also may request copies of such documents by contacting the Company’s Corporate Secretary at (805) 583-7744. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Qualstar Corporation. The SEC’s Internet site can be found at http://www.sec.gov.

530,000 Shares of Common Stock
Offered by Selling Shareholders

                     , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the common stock being registered hereunder, all of which will be paid by us. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$107.00
Legal fees and expenses	$19,000
Accounting fees and expenses	$18,500
Printing and miscellaneous	$893.00
Total	$38,500.00

Item 15. Indemnification of Directors and Officers

As permitted by the California General Corporation Law, our Restated Articles of Incorporation eliminate the liability of directors to Qualstar or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the California General Corporation Law.

Our Bylaws provide that Qualstar will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of Qualstar against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the California General Corporation Law.

Our Bylaws also give Qualstar the ability to enter into indemnification agreements with each of its directors and officers.  We have entered into indemnification agreements with each of our directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify the selling shareholders against certain losses, claims, damages, liabilities and expenses in connection with the registration of our common stock, including liabilities under the Securities Act, and the selling shareholders may be entitled to contribution.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation. (1)

10.1	Registration Rights Agreement, dated January 29, 2013, by and among Qualstar Corporation and the investors listed on the signature pages thereto. (1)

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, SingerLewak LLP.

24.1	Power of Attorney (included in Part II of this Registration Statement as originally filed.)

(1) Previously filed with the original filing of this Registration Statement.

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Item 17. Undertakings.

(a) Qualstar Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided , however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Qualstar Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Qualstar Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on the 21st day of February 2013.

QUALSTAR CORPORATION

By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Firestone	President, Chief Executive Officer and Director	February 21, 2013
Lawrence D. Firestone	(Principal Executive Officer)

/s/ Nidhi H. Andalon	Vice President, Chief Financial Officer and	February 21, 2013
Nidhi H. Andalon	Corporate Secretary (Principal Financial and Accounting Officer)

*	Director	February 21, 2013
Carl W. Gromada

*	Director	February 21, 2013
Stanley W. Corker

*	Director	February 21, 2013
Robert A. Meyer

*	Director	February 21, 2013
Daniel Molhoek

*	Director	February 21, 2013
Allen Alley

*By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Attorney-In-Fact

S-1

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation. (1)

10.1	Registration Rights Agreement, dated January 29, 2013, by and among Qualstar Corporation and the investors listed on the signature pages thereto. (1)

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, SingerLewak LLP.

24.1	Power of Attorney (included in Part II of this Registration Statement as originally filed.)

(1) Previously filed with the original filing of this Registration Statement.

E-1